UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 1, 2019
TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky 40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 1, 2019, Tempur Sealy International, Inc. (the “Company”) released an investor presentation (the “Investor Presentation”). The Investor Presentation will be used from time to time in meetings with investors. A copy of the Investor Presentation is furnished herewith as Exhibit 99.1

The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On April 1, 2019, the Company completed its purchase through its affiliate Sleep Outfitters USA, LLC (“Sleep Outfitters USA”) of substantially all of the assets of Innovative Mattress Solutions, LLC (“iMS”). As previously disclosed, on January 11, 2019, iMS, a customer of the Company prior to the Transaction (as defined below), filed a voluntary petition in U.S. Bankruptcy Court for the Eastern District of Kentucky (the “Bankruptcy Court”) seeking relief under Chapter 11 of the U.S. Bankruptcy Code (the “iMS Chapter 11 Proceedings”). With approval from the Bankruptcy Court, Tempur World, LLC (“Tempur World”), an affiliate of the Company, provided debtor-in-possession financing (the “DIP Financing”) to iMS in connection with the iMS Chapter 11 Proceedings. On February 12, 2019, Tempur World submitted a stalking horse bid in the form of an asset purchase agreement (as amended, the “Asset Purchase Agreement”) pursuant to which it agreed, subject to certain conditions and the approval of the Bankruptcy Court, to purchase substantially all of the assets of iMS.

On March 22, 2019, the Bankruptcy Court authorized and approved the Asset Purchase Agreement and the transaction contemplated thereby (the “Transaction”). On April 1, 2019, Tempur World assigned all of its rights and obligations under the Asset Purchase Agreement to Sleep Outfitters USA. Consistent with the terms of the Asset Purchase Agreement, on April 1, 2019 (the “Closing Date”), the Transaction closed and iMS assigned all of its right, title and interest in and to substantially all of its assets and related contractual rights, other than certain specified excluded assets and contractual rights, to Sleep Outfitters USA in exchange for consideration consisting of (i) a credit bid of amounts outstanding as of the Closing Date under the DIP Financing including rolled up pre-petition obligations; (ii) assumption of certain liabilities of iMS; and (iii) a cash payment consisting of, among other things, contract assumption cure costs (collectively, the “Purchase Price”). Pursuant to the terms of the Asset Purchase Agreement, the Purchase Price totaling approximately $24 million is contingent on, and subject to adjustment based on, events occurring up to, including and after the Closing Date.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Investor Presentation dated April 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 1, 2019

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer